Ex - 28(d)(14)e

28(d)(14)e. Amendment dated June 1, 2010 to Sub-Advisory Agreement on behalf of Transamerica Morgan Stanley Mid-Cap Growth VP, Transamerica Multi Managed Large Cap Core VP and
Transamerica Morgan Stanley Active International Allocation VP

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC. AND
MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT is made as of June 1, 2010 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Morgan Stanley Investment Management Inc. (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.

Schedule A. Schedule A to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

2.

Schedule B. Schedule B to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule B and all references in the Agreement to Schedule B shall be deemed to refer to the attached Schedule B.

3.	Section 5. Use of Names. References to “Van Kampen” are hereby removed from Section 5 of the Agreement.

In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of June 1, 2010.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples

Name:	Christopher A. Staples

Title:	Senior Vice President

Date:	6/1/10

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Randy Takian

Name:	Randy Takian

Title:	Managing Director

Date:	6/1/10

SUB-ADVISORY AGREEMENT
SCHEDULE A

as of June 1, 2010

Transamerica Morgan Stanley Active International Allocation VP
Transamerica Multi Managed Large Cap Core VP
Transamerica Morgan Stanley Mid-Cap Growth VP

SUB-ADVISORY AGREEMENT
SCHEDULE B

as of June 1, 2010

Portfolio	Sub-Adviser Compensation*

Transamerica Morgan Stanley Active International Allocation VP	0.45% up to $250 million;
0.40% over $250 million up to $500 million;
0.35% over $500 million up to $1 billion; and
0.325% in excess of $1 billion
Transamerica Morgan Stanley Mid-Cap Growth VP	0.40% up to $1 billion;
0.375% in excess of $1 billion
Transamerica Multi Managed Large Cap Core VP	0.30% of average daily net assets**

*	As a percentage of average daily net assets on an annual basis.

**	For the portion of assets managed by Morgan Stanley Investment Management Inc.